                                                                  EXHIBIT (i)(4)

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BOSTON
BRUSSELS
FRANKFURT
HARRISBURG
HARTFORD
LONDON
LUXEMBOURG
NEW YORK
NEWPORT BEACH
PALO ALTO
PARIS
PHILADELPHIA
PRINCETON
SAN FRANCISCO
WASHINGTON

September 7, 2004

ING Mutual Funds
7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258-2034

Re.   ING Mutual Funds
      Securities Act Registration No. 33-56094
      Investment Company Act File No. 811-7428

Ladies and Gentlemen:

We have acted as counsel to the ING Mutual Funds (the "Trust"), a Delaware statutory trust, and its series, the ING Global Real Estate Fund (the "Fund"), and have a general familiarity with the Trust's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of beneficial interest by the Trust in connection with the registration of Class I shares on behalf of the Fund.

We have examined originals and certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of the foregoing, it is our opinion that the Class I shares of beneficial interest of the Fund, registered under the Securities Act of 1933, as amended ("1933 Act") in the Registration Statement, when issued in accordance with the terms described in the Registration Statement as filed on or about September 8, 2004, will be duly and validly issued, fully paid and non-assessable by the Trust.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Counsel." In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, and the rules and regulations thereunder.

Sincerely,

/s/ Dechert LLP

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